Exhibit 3.2

CORPORATE ACCESS NUMBER: 2020347171

Government

of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

KINDER MORGAN CANADA LIMITED

AMENDED ITS ARTICLES ON 2017/05/24.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2017/05/24

Service Request Number:	27082378
Corporate Access Number:	2020347171
Legal Entity Name:	KINDER MORGAN CANADA LIMITED
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	KINDER MORGAN CANADA LIMITED
New French Equivalent
Name:
Nuans Number:	120175839
Nuans Date:	2017/03/10
French Nuans Number:
French Nuans Date:

Share Structure:	THE ANNEXED SCHEDULE “A” IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Share Transfers Restrictions:	THE ANNEXED SCHEDULE “B” IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	8
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	THE ANNEXED SCHEDULE “C” IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
BCA Section/Subsection:	173(1)(E), (M) & (N)

Professional Endorsement
Provided:
Future Dating Required:

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Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2017/04/07
Restrictions on Share Transfers	ELECTRONIC	2017/04/07
Other Rules or Provisions	ELECTRONIC	2017/04/07
Share Structure	ELECTRONIC	2017/05/24
Restrictions on Share Transfers	ELECTRONIC	2017/05/24
Other Rules or Provisions	ELECTRONIC	2017/05/24

Registration Authorized By:	MELANIE BLAIR
OFFICER

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SCHEDULE “A”

ARTICLES OF AMENDMENT

OF

KINDER MORGAN CANADA LIMITED

(the “Corporation”)

(share structure)

The Corporation is authorized to issue an unlimited number of Restricted Voting Shares, an unlimited number of Preferred Shares and an unlimited number of Special Voting Shares. The rights, privileges, restrictions and conditions attached to the Restricted Voting Shares, Preferred Shares and Special Voting Shares are as follows:

1.             Restricted Voting Shares

(a)           Voting Rights

The holders of Restricted Voting Shares shall be entitled to one vote for each Restricted Voting Share held on a ballot vote at all meetings of shareholders of the Corporation, except meetings at which or in respect of matters on which only holders of another class of shares are entitled to vote separately as a class. Except as otherwise provided in these Articles or required by law, the holders of Restricted Voting Shares will vote together with the holders of Special Voting Shares as a single class.

(b)           Dividends

The holders of Restricted Voting Shares shall be entitled to receive, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation’s board of directors. Notwithstanding the foregoing, the Corporation shall not issue or distribute to all or to substantially all of the holders of the Restricted Voting Shares either (i) Restricted Voting Shares or (ii) rights or securities of the Corporation exchangeable for or convertible into or exercisable to acquire any Restricted Voting Shares, unless contemporaneously therewith the Corporation issues or distributes Special Voting Shares or rights or securities of the Corporation exchangeable for or convertible into or exercisable to acquire Special Voting Shares on substantially the same terms mutatis mutandis (having regard to specific attributes of the Restricted Voting Shares and the Special Voting Shares) and in the same proportion.

(c)           Liquidation, Dissolution or Winding-Up

The holders of Restricted Voting Shares shall be entitled to receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

(d)           Subdivision, Consolidation, etc.

None of the Restricted Voting Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Special Voting Shares are subdivided, consolidated, reclassified or otherwise changed in substantially the same manner (having regard to the specific attributes of the Restricted Voting Shares and the Special Voting Shares) and in the same proportion.

(e)           Modification

The rights, privileges, restrictions and conditions of the Restricted Voting Shares will not be added to, changed or removed unless the addition, change or removal is first approved by the separate affirmative vote of not less than two-thirds of the votes cast at a meeting of the holders of the Restricted Voting Shares or by a resolution in writing signed by all holders of Restricted Voting Shares entitled to vote on that resolution, and for these purposes each Restricted Voting Share shall entitle the holder to one vote.

2.             Preferred Shares

(a)           One or More Series

Preferred Shares may at any time and from time to time be issued in one or more series.

(b)           Terms of Each Series

Subject to the Business Corporations Act (Alberta), the Corporation’s board of directors may fix, before the issue thereof, the number of Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation, any voting rights, any right to receiv dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or purchase, any conversion rights, any rights on the liquidation, dissolution or winding up of the Corporation, and any sinking fund or other provisions, the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of the series.

(c)           Ranking of Preferred Shares

The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Restricted Voting Shares, the Special Voting Shares and any other shares ranking junior to the

Preferred Shares with respect to priority in payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Preferred Shares of any series is not paid in full, the Preferred Shares of such series shall participate rateably with the Preferred Shares of every other series in respect of all such dividends and amounts in accordance with the amounts that would be payable with respect to such Preferred Shares if all such dividends were declared and paid in full and all amounts payable on such a return of capital were paid in full.

3.             Special Voting Shares

(a)           Definitions

For the purposes of the rights, privileges, restrictions and conditions of the Special Voting Shares:

(i)            “Class B LP Units” means the class B limited partnership units of the Limited Partnership;

(ii)           “Closing Date” means the date of the closing of the initial public offering of Restricted Voting Shares by the Corporation;

(iii)          “Limited Partnership” means Kinder Morgan Canada Limited Partnership, a limited partnership to be organized under the Partnership Act (Alberta); and

(iv)          “Limited Partnership Agreement” means the limited partnership agreement of the Limited Partnership, as may be amended from time to time.

(b)           Voting Rights

Except as otherwise provided in these Articles or required by law, the holders of Special Voting Shares shall be entitled to one vote for each Special Voting Share held on a ballot vote at all meetings of shareholders of the Corporation, except meetings at which or in respect of matters on which only holders of another class of shares are entitled to vote separately as a class. Except as otherwise provided in these Articles or required by law, the holders of Special Voting Shares will vote together with the holders of Restricted Voting Shares as a single class.

(c)           Dividends

Except as otherwise provided in these Articles, the holders of Special Voting Shares, as such, are not entitled to receive dividends or other distributions except for such dividends payable in Special Voting Shares as may be declared by the Corporation’s board of directors from time to time. Notwithstanding the foregoing, the Corporation shall not issue or distribute to all or to substantially all of the holders of the Special Votin Shares any Special Voting Shares unless contemporaneously therewith the Corporation issues or distributes Restricted Voting Shares on substantially the same terms mutatis mutandis (having regard to specific attributes of the Restricted Voting Shares and the Special Voting Shares) and in the same proportion.

(d)           Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of the Special Voting Shares shall be entitled to receive, subject to the rights of the holders of Preferred Shares and in priority to the holders of Restricted Voting Shares, an amount per Special Voting Share equal to $0.000001 and no more.

(e)           Subdivision, Consolidation, etc.

None of the Special Voting Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Restricted Voting Shares are subdivided, consolidated, reclassified or otherwise changed in substantially the same manner (having regard to the specific attributes of the Special Voting Shares and the Restricted Voting Shares) and in the same proportion.

(f)            Other Agreements

Concurrently with the issuance of any Class B LP Units by the Limited Partnership (and related Special Voting Shares by the Corporation), the Corporation may enter into such agreements, including liquidity agreements, voting agreements, and securityholder agreements and governance or cooperation agreements, as may be necessary or desirable to properly give effect to the terms of the Class B LP Units, including to provide for the voting of Special Voting Shares, the terms and conditions of transfer and any transfer restrictions or limitations and the treatment of such Class B LP Units (together with Special Voting Shares and, if applicable, Restricted Voting Shares) in the event of an offer to acquire, directly or indirectly, outstanding Class B LP Units, Special Voting Shares or Restricted Voting Shares, as applicable, if, as of the date of such offer to acquire, the voting securities of the Corporation that are subject to such offer to acquire (an “Offer”), together with the offeror’s voting securities of the Corporation, constitute in the aggregate 20% or more of all outstanding voting securities of the Corporation at the date of the Offer. Any such agreements, and any amendment thereto, shall be subject to the approval of the Toronto Stock Exchange for as long as the Restricted Voting Shares are listed for trading thereon.

(g)           Issuance and Transfer of Special Voting Shares

Following the Closing Date, the Corporation shall not issue any Special Voting Shares to a person unless contemporaneously therewith the general partner of the Limited Partnership causes the Limited Partnership to issue to such person the same number of Class B LP

Units. Any transfer of Special Voting Shares shall be subject to the provisions of Schedule “B” to these Articles.

(h)           Modification

The rights, privileges, restrictions and conditions of the Special Voting Shares will not be added to, changed or removed unless the addition, change or removal is first approved by the separate affirmative vote of not less than two-thirds of the votes cast at a meeting of the holders of the Special Voting Shares or by a resolution in writing signed by all holders of Special Voting Shares entitled to vote on that resolution, and for these purposes each Special Voting Share shall entitle the holder to one vote.

SCHEDULE “B”

ARTICLES OF AMENDMENT

OF

KINDER MORGAN CANADA LIMITED

(the “Corporation”)

(restrictions on share transfers)

For the purposes of this Schedule “B”:

(a)           “Transfer” includes, in reference to any securities, (i) any transfer of such securities, directly or indirectly, by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment, (ii) any sale, transfer, assignment, gift, donation, redemption, conversion or other disposition of such securities, directly or indirectly, pursuant to an agreement, arrangement, instrument or understanding by which legal title to or beneficial ownership of such securities passes from one Person to another Person or to the same Person in a different legal capacity, whether or not for value, and (iii) the granting, directly or indirectly, of any mortgage, charge, pledge, encumbrance or grant of security interest, and in each case any agreement to effect any of the foregoing; and

(b)           “Transferee” means the intended transferee of the Special Voting Shares.

No holder of Special Voting Shares will be permitted to Transfer such Special Voting Shares unless either: (i) such Transfer would not require that the Transferee make an offer to holders of Restricted Voting Shares to acquire Restricted Voting Shares on the same terms and conditions under applicable securities laws, if such Special Voting Shares were outstanding as Restricted Voting Shares; or (ii) if such Transfer would require that the Transferee make such an offer to holders of Restricted Voting Shares to acquire Restricted Voting Shares on the same terms and conditions under applicable securities laws, the Transferee acquiring such Special Voting Shares makes a contemporaneous identical offer for Restricted Voting Shares (in terms of price, timing, proportion of securities sought to be acquired and conditions) and does not acquire such Special Voting Shares unless the Transferee also acquires a proportionate number of Restricted Voting Shares actually tendered to such identical offer.

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SCHEDULE “C”

ARTICLES OF AMENDMENT

OF

KINDER MORGAN CANADA LIMITED

(the “Corporation”)

(other rules or provisions)

For the purposes of this Schedule “C”:

(a)           “Independent Director” means a director of the Corporation who is “independent” within the meaning of National Instrument 58-101, “Disclosure of Corporate Governance Practices”, as such instrument may be amended from time to time;

(b)           “Material Action” means to institute any proceedings to have the Corporation be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Corporation or file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the Corporation under any applicable federal, state or provincial or foreign law relating to bankruptcy, insolvency or restructuring, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors of the Corporation, or admit in writing the Corporation’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Corporation or permit or authorize any of the foregoing with respect to any Subsidiary of the Corporation; and

(c)           “Subsidiary” has the meaning attributed to it in the Securities Act (Alberta), as such Act may be amended from time to time.

1.             In addition to any other approval requirements imposed under applicable law, without the affirmative vote of a majority of the Directors of the Corporation including all of the Independent Directors, the Corporation shall not take any Material Action.

2.             The Directors of the Corporation may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director appointed to the board of directors and then serving in such capacity, and taking or the purported taking of any such action that is not in strict compliance with this Section 2 shall be void and of no effect; provided that a resolution passed with the unanimous written consent of the Directors of the Corporation including each Independent Director approving the taking or purported taking of any action, shall be conclusive evidence that such action in in strict compliance with

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these Articles.

3.             The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

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